SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 29, 2001





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


        New York                      1-3247            16-0393470
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(State or other jurisdiction       (Commission         (I.R.S. Employer
  of Incorporation)                 File Number)        Identification No.)



       One Riverfront Plaza, Corning, New York             14831
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       (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code        (607) 974-9000
                                                    -------------------------

                                      N/A
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         (Former name or former address, if changed since last report.)



                                Page 1 of 4 Pages
                             Exhibit Index on Page 4

Item 5. Other Events and Regulation FD.
        ------------------------------


On August 29, 2001, Corning Incorporated announced that it plans to reduce its worldwide optical fiber workforce by approximately 1,000 by the end of 2001. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------


         (c)      Exhibits.

         99.1     Press Release dated August 29, 2001

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2001


                                        CORNING INCORPORATED


                                        By  /s/ Katherine A. Asbeck
                                        -------------------------------------
                                        Katherine A. Asbeck
                                        Senior Vice President & Controller

                                INDEX TO EXHIBITS

(c) Exhibits

99.1 Press Release dated August 29, 2001

                                                            Exhibit 99.1
FOR RELEASE - AUGUST 29, 2001

Corning Contacts:
Media Relations Contact:                         Investor Relations Contact:
Daniel F. Collins                                Katherine M. Dietz
(607) 974-4197                                   (607) 974-8217
collinsdf@corning.com                            dietzkm@corning.com



                   Corning to Adjust Optical Fiber Operations
                 In Response to Deteriorating Market Conditions

         Corning expects to reduce its worldwide optical fiber workforce by approximately 1,000 employees
              Company says fiber shipments will decline in 2nd half


CORNING, N.Y. - Corning Incorporated (NYSE: GLW) today announced plans to reduce its worldwide optical fiber workforce by approximately 1,000 employees by the end of 2001 in response to the continuing downturn in the telecommunications sector.

These reductions will include hourly and salaried employees primarily at manufacturing locations. Corning will begin to notify those employees impacted by today's announcement over the next few weeks. The company has already communicated plans to employees for short-term Labor Day holiday shutdowns at its Wilmington and Concord, North Carolina manufacturing facilities.

Today's action is being taken to match overall operations with the weakening demand for optical fiber and cable, primarily in North America and Europe. James
B. Flaws, Corning's chief financial officer, said the company has seen a sudden slowing in orders across all fiber product lines, and now expects overall market growth for optical fiber in 2001 to be significantly less than the previous 15 percent outlook. Corning said its unit shipments of optical fiber and cable in the second half of the year will be less than the same period in 2000. Corning continues to see a downward trend in demand for its LEAF(R) and MetroCor(TM) fiber products, however the company still expects its premium fiber products, as a percentage of total fiber volume, to be at 20 percent or less for the year. "While year over year fiber pricing has remained stable through August, we expect that average pricing for the year could be down by the previously disclosed zero to five percent range," Flaws said.


                                     (more)

Corning to Adjust Optical Fiber Operations
Page Two

Flaws added, "We are continuing to deal with the poor short-term visibility across the telecommunications market and we need to react quickly to changing market conditions. We remain confident in the robust outlook for bandwidth demand, and continue to believe that this demand will fuel growth in our telecommunications business in the future."

"This has been an extremely difficult decision, but it is required due to the softening of worldwide demand for optical fiber in the second half of 2001," said Alan Eusden, senior vice president, Corning Optical Fiber. "We are adjusting the pace of our manufacturing operations to match the overall market, and reducing staffing levels to control operating costs. We truly regret having to take these actions and we understand that there will be a significant impact on individuals, families and communities."

Today's announcement brings Corning's 2001 reductions to approximately 8,000 positions or about 20 percent of its total global workforce of 41,000 at the beginning of the year. Corning anticipates that the costs of these reductions will be included in the previously announced $300 million to $400 million restructuring charge which will be recorded in the second half of this year.

Conference Call Information
The company will host a conference call at 5:00 p.m. EST on Wednesday, August 29, 2001. To access the call, dial 1-877-601-4487 (Domestic) or 1-415-228-3886
(International). The passcode is UPDATE. The leader's name is DIETZ. A replay of the call will begin at approximately 7:00 p.m. EST and will run through Wednesday, September 5, 2001 at 5:00 p.m. EST. To access the replay, dial 1-402-220-3014; a password is not required. To listen to a live audio webcast of the call, go to http://www.corning.com/investor _relations/ and follow the instructions.

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues in 2000 were $7.1 billion.

Forward-Looking and Cautionary Statements
Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.


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